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                                                                   Exhibit 3.1.2

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
Microfilm Number _________________________           Filed with the Department of State on___________________________


Entity Number ____________________________           Secretary of the Commonwealth___________________________________

               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 90)


     In compliance with the requirements of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is:                    Philadelphia Consolidated Holding Corp.
                                        ------------------------------------------------------------------------

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2.   The (a) address of this corporation's current registered office in this
     Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a)  One Bala Plaza, Suite 100               Bala Cynwyd                      PA     19004        Montgomery  Co.
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          Number and Street                           City                        State     Zip            County

     (b)  c/o:
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               Name of Commercial Registered Office Provider                                               County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.   The statute by or under which it was incorporated is:  PA Business Corporation Law of 1933, as amended.

4.   The date of its incorporation is:   7/6/81

5.   (Check, and if appropriate complete, one of the following):

      X The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

     ____The amendment shall be effective on: _________________ at___________________________
                                                      Date                      Hour

6.   (Check one of the following):

      X The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S.ss.1914(a) and (b).


      X The amendment was adopted by the board of directors pursuant to 15 Pa.C.S.ss.1914(c).

7.    (Check, and if appropriate complete, one of the following):

      X The amendment adopted by the corporation, set forth in full, is as follows:

     Article 5 of the Articles of Incorporation of this corporation shall be amended to read as follows: "5. The aggregate number of shares which the corporation shall have authority to issue is 100,000,000 shares of Common Stock, no par value, and 10,000,000 shares of Preferred Stock with a par value of $.01 per share."
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     The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.
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8.   (Check if the amendment restates the Articles):

     ____ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 10th day of May_______, 2002.




                                         Philadelphia Consolidated Holding Corp.
                                         ---------------------------------------
                                                   (Name of Corporation)

                                         BY:   /s/ Craig P. Keller
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                                                         (Signature)

                                         TITLE: SVP, Treasurer & Secretary
                                                --------------------------------